UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2014

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

131 Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code:  (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 21, 2014.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 21, 2014.  The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors to hold office until the 2017 Annual Meeting:

	For	Withhold Authority	Broker Non-Votes

Emily A. Hughes	3,091,198	18,142	134,110
James A. Nowak	3,092,140	17,200	134,110
Theodore H. Pacha	3,064,767	44,573	134,110
Ann Marie Rhodes	3,057,114	52,226	134,110

Proposal 2 – Amendment of Article IX of the Restated Articles of Incorporation

The shareholders approved the amendment of Article IX of the Restated Articles of Incorporation.

For	2,922,626
Against	82,606
Abstain	104,108
Broker Non-Votes	134,110

Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

The shareholders approved executive compensation.

For	2,869,510
Against	70,189
Abstain	169,641
Broker Non-Votes	134,110

Proposal 4 – Non-Binding Appointment of BKD LLP as the independent registered public accounting firm for Hills Bancorporation

The shareholders approved BKD LLP as independent registered public accounting firm.

For	3,196,328
Against	1,635
Abstain	45,487
Broker Non-Votes	-

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: April 22, 2014	/s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer